Exhibit 23

PRIORITY HEALTHCARE CORPORATION

EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69921, 333-61479, 333-65927, 333-82481, 333-56882, 333-69280, 333-105639, 333-105646 and 333-116158) of Priority Healthcare Corporation of our report dated March 28, 2005, relating to the financial statements, the financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

March 28, 2005

69